Exhibit 10.1

AMENDMENT

TO

SENIOR SECURED CONVERTIBLE NOTES

AND

SECURIITES PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated as of September 17, 2026 (the “Effective Date”), to (a) that certain Senior Secured Convertible Note issued by Zhibao Technology Inc., a Cayman Islands exempted company (the “Company”), to 3i, LP (the “Holder”) on April 10, 2026 in the original principal amount of $3,333,333 (the “April Note”), (b) that certain Senior Secured Convertible Note issued by the Company to the Holder on June 5, 2026 in the original principal amount of $555,556 (the “June Note” and, together with the April Note, the “Notes”) and (c) that certain Securities Purchase Agreement, dated as of April 8, 2026 (the “Purchase Agreement), by and between the Company and the Holder, is entered into by and between the Company and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the April Note.

WHEREAS, any provision of each of the Notes may be amended by a written instrument executed by the Company and the Holder, which amendment shall be binding on all successors and assigns; and

WHEREAS, any provision of the Purchase Agreement may be amended by a written instrument executed by the Company and the Holder, which amendment shall be binding on all successors and assigns.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. Amendments to the Notes.

(a) The following sentence shall be deleted from Section 4(b) of each of the Notes:

Notwithstanding anything to the contrary contained in this Section 4(b), if the Event of Default Conversion Price is less than the Floor Price, then in addition to the issuance of Conversion Shares (which issuance shall be at the Floor Price), the Company shall pay to the Holder, at the same time of such issuance, the Cash True-up Amount by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing.

(b) The following sentence shall be deleted from Section 8(b) of each of the Notes:

Notwithstanding anything to the contrary contained in this Section 8(b), if the Installment Conversion Price is less than the Floor Price, then in addition to the issuance of Conversion Shares (which issuance shall be at the Floor Price), the Company shall pay to the Holder, at the same time of such issuance, the Cash True-up Amount by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing.

(c) The following sentence shall be deleted from Section 8(d) of each of the Notes:

Notwithstanding anything to the contrary contained in this Section 8(d), if the Acceleration Conversion Price is less than the Floor Price, then in addition to the issuance of Conversion Shares (which issuance shall be at the Floor Price), the Company shall pay to the Holder, at the same time of such issuance, the Cash True-up Amount by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing.

(d) The definition of “Cash True-Up Amount” set forth in Section 31(i) of each of the Notes shall be deleted and replaced with the following:

(i) Reserved.

(e) The definition of “Floor Price” set forth in Section 31(t) of each of the Notes shall be deleted and replaced with the following:

(t) Reserved.

2. Amendments to the Purchase Agreement. Section 1(b)(iii) of the Purchase Agreement shall be amended and restated as follows:

(iii) Additional Closings.

(A) Subject to the satisfaction (or express waiver by each Buyer) of (i) the conditions set forth in Sections 6 and 7, (ii) the Equity Conditions (as defined in the Notes) and (iii) the Additional Funding Conditions (as defined below), the Company shall have the right to require each Buyer to purchase, and such Buyer shall have the right to require the Company to sell and issue (with the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned), additional Notes (the “Additional Notes”) in one or more closings (“Additional Closings,” and, together with the First Closing and the Second Closing, the “Closings”) of an additional aggregate subscription amount of up to $2,500,000 for all Additional Closings, on the same terms and conditions as the First Closing. The form of the Additional Notes shall be substantially in the form attached hereto as Exhibit A. Each Additional Closing shall occur at the same time of day and location as the First Closing. Each Buyer or the Company, as applicable, may deliver an irrevocable written notice (an “Additional Closing Notice”) to the other party that the Company or such Buyer shall have exercised its right to require the other party to consummate an Additional Closing for the purchase and sale of the Notes at such Additional Closing. The date of such Additional Closing (each an “Additional Closing Date,” and, together with the First Closing Date and the Second Closing Date, each a “Closing Date”) shall be the date identified in the applicable Additional Closing Notice, which shall be a Trading Day not less than three (3) Trading Days following the date of such Additional Closing Notice, and the subscription amount of the Additional Note to be issued in such Additional Closing shall be set forth in the Additional Closing Notice. The original principal amount of each Additional Note shall be equal to the subscription amount for such Additional Note divided by 90%. “Additional Funding Conditions” means (a) the lowest VWAP (as defined in the Notes) of the Ordinary Shares during the twenty (20) consecutive Trading Days ending on the Trading Day immediately preceding the Additional Closing Date is greater than $0.75 (to be appropriately adjusted for any share split, share dividend, share combination or other similar transactions), (b) the average daily trading volume of the Ordinary Shares on the Trading Market during the twenty (20) consecutive Trading Days prior to the Additional Closing Date exceeds $100,000, (c) the aggregate principal amount of Notes outstanding for Notes issued prior to the Additional Closing is less than $350,000 as of the Trading Day immediately prior to the Additional Closing Date, (d) the Registration Statement has been declared effective by the SEC (and with respect to which no stop order has been issued), and (e) there shall have been no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default.

(B) An Additional Closing Notice shall state (A) that, unless such notice is being delivered by a Buyer, the Registration Statement has been declared effective by the SEC (and with respect to which no stop order has been issued); (B) the date and time of the applicable Additional Closing; and (C) that all the conditions to the Additional Closing set forth in this Section 1(b)(iii), and Sections 6 and 7 are satisfied or will be satisfied (or waived in writing) at the Additional Closing. Subject to compliance with the applicable federal securities laws, the Company and each Buyer may mutually agree on such other date and time for any Additional Closing. Notwithstanding anything herein to the contrary, the right to effect an Additional Closing hereunder by the Company or each Buyer shall automatically terminate on September 17, 2027.

3. Effect.

(a) Upon the Effective Date, each reference in each of the Notes to “this Note”, “hereunder”, “hereof” or words of like import referring to such agreement, and each reference in the other Transaction Documents to “the Note”, “thereof” or words of like import referring to such agreement, shall mean and be a reference to the Notes as modified and amended by this Amendment. Except as expressly modified or waived herein, the terms of each of the Notes shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Company.

(b) Upon the Effective Date, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such agreement, and each reference in the other Transaction Documents to “the Securities Purchase Agreement”, “thereof” or words of like import referring to such agreement, shall mean and be a reference to the Purchase Agreement as modified and amended by this Amendment. Except as expressly modified or waived herein, the terms of the Purchase Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Company.

4. Governing Law. The provisions of Section 27 of each of the Notes are incorporated herein by reference mutatis mutandis.

5. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

[Remainder of page intentionally blank; signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date set forth above.

COMPANY:

ZHIBAO TECHNOLOGY INC.

By:	/s/ Botao Ma
Name:	Botao Ma
Title:	Director

HOLDER:

3i, LP

By:	3i Management LLC, its General Partner

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager

Signature Page to Amendment to Senior Secured Convertible Notes and Securities Purchase Agreement

Exhibit A

Form of Additional Notes

(Attached)

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